Exhibit 21.1

RB Asset, Inc.
Subsidiary List
June 30, 1998


260 West Sunrise Corp.
26970 Hayward, Inc.
46 West Corp.
5327 Jacuzzi Street, Inc.
66 East Corp.
81 Jackson Corp.
86 West Corp.
Acacias-Murrieta Inc.
Bay Landing Corp.
Berry Boulevard, Inc.
Castle Hill Realty Holdings, Inc.
Citispire Apartments, Inc.
Cora Apple Inc.
Cupertino Property Inc.
Del Rio Escondido, Inc.
Drake Brick Kiln, Inc.
East River Financial Group Inc.
Hampton Ponds Realty Corp.
Harbor Lights Property Corp.
Hester Property Corp.
Kew Gardens Properties Inc.
Kirkham Stowe, Inc.
Laguna Canyon, Inc.
Middletown Property Corp.
Nostrand Properties I, Inc.
Nostrand Properties II, Inc.
Nostrand Properties Inc.
Old Crow Canyon Offices, Inc.
Orange White Acres, Inc.
Parc Vendome Realty Holding Corp.
Pershing Acquisition Corp.
Pershing Properties, Inc.
Pinnacle Properties Corp.
Princeton Park Office Realty Corp.
Quest Equities Corp.
Quest Holding Company
Quest Realty Corp.
RB Alden Corp.

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RB Bowie Corp.
RB Camarillo, Inc.
RB Cicero Corp.
RB Columbus Corp.
RB Lockbourne Corp.
Richmond Hill Properties Inc.
Riverbank Antelope, Inc.
Riverbank Financial Group
Riverbank Properties, Inc. (NY)
Riverbank Raley Inc.
Riverbank Realty Enterprises, Inc.
Riverbridge Realty Corp.
Rivercity Realty Corp.
Rivercity Realty Management Corp.
Rochelle Park One Nine Four, Inc.
Royal York Properties, Inc.
RR Hicksville Corp.
RR Irvington Co., Limited
RR Irvington Development Corp.
Saxon Glen Corp.
Shorehaven Property Inc.
Southhampton Land & Realty Corp.
Watervliet Properties Corp.
Wayne Properties Inc.
Willow Lake, Inc.

761245.1

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